Exhibit 5.1

Proskauer Rose LLP Eleven Times Square, New York, New York 10036-8299

July 20, 2018

New York REIT, Inc.
7 Bulfinch Place, Suite 500
Boston, Massachusetts 02114

Ladies and Gentlemen:

We are acting as counsel to New York REIT, Inc., a Maryland corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-4 (as amended or supplemented, the “Registration Statement”) in connection with the proposed conversion (the “Conversion”) of the Company from a Maryland corporation to a Delaware limited liability company to be known as New York REIT Liquidating LLC (the “LLC”) pursuant to which, and at the effective time thereof, all issued and outstanding share of common stock of the Company, par value $0.01 per share, will be converted into an equal number of units of common membership interest in the LLC (each., a “Unit” and collectively, the “Units”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issuance of the Units.

We have examined originals or copies of such documents, corporate records and other instruments as we have deemed relevant, including, without limitation:

i.	The Company’s plan of liquidation and dissolution in the form filed as Exhibit 2.2 to the Registration Statement as well as the amendments thereto in the forms filed as Exhibits 2.3 and 2.4 to the Registration Statement, respectively;

ii.	The Articles of Conversion of the Company in the form filed as Exhibit 2.5 to the Registration Statement (the “Articles of Conversion”);

iii.	The Certificate of Conversion of the Company in the form filed as Exhibit 2.6 to the Registration Statement (the “Certificate of Conversion”);

iv.	The Certificate of Formation of the LLC in the form filed as Exhibit 3.4 to the Registration Statement (the “Certificate of Formation”);

v.	The Operating Agreement of the LLC in the form filed as Exhibit 3.5 to the Registration Statement (the “Operating Agreement”);

vi.	The Amended and Restated Charter of the Company in the form filed as Exhibit 3.1 to the Registration Statement as well as the Articles Supplementary thereto in the form filed as Exhibit 3.2 to the Registration Statement;

vii.	The Amended and Restated Bylaws of the Company in the form filed as Exhibit 3.3 to the Registration Statement; and

viii.	certain of the resolutions of the Board of Directors of the Company.

We have made such examination of law as we have deemed necessary to express the opinion contained herein. As to matters of fact relevant to this opinion, we have relied upon, and assumed without independent verification, the accuracy of certificates of public officials and officers of the Company. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

Based upon the foregoing, and subject to the assumptions, qualifications, exceptions and limitations set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that, when the Company’s stockholders have approved the Conversion as set forth in the Registration Statement and the Articles of Conversion, the Certificate of Conversion, the Certificate of Formation and the Operating Agreement have each become effective in accordance with their respective terms, the Units will be duly authorized, validly issued, and, under the Limited Liability Act of the State of Delaware, the recipients of the Units will have no obligation to make further payments for the Units or contributions to the Company solely by reason of their ownership of the Units or their status as members of the LLC, and will have no personal liability for the debts, obligations and liabilities of the LLC, whether arising in contract, tort or otherwise, solely by reason of being members of the LLC.

This opinion is limited in all respects to the Limited Liability Act of the State of Delaware, and we express no opinion as to the laws, statutes, rules or regulations of any other jurisdiction. The references and limitations to the “Limited Liability Act of the State of Delaware” include all applicable Delaware statutory provisions of law and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the proxy statement/prospectus contained in the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Proskauer Rose LLP

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